UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: January 4, 2008
(Date of earliest event reported)
COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard
Suite 101
Tampa, Florida	33607

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 288-4808
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On January 4, 2008, Comprehensive Care Corporation (CompCare) appointed John M. Hill, age 57, as the Company’s President and Chief Executive Officer.
     From 2005 until joining CompCare, Mr. Hill served as Director of Channel Sales for Healthmedia, Inc., an internet-based provider of behavior change services designed to increase compliance, reduce medical utilization and enhance productivity for health plans, employees, pharmaceutical companies and behavioral health organizations, based in Ann Arbor, Michigan. From 2002 to 2005, Mr. Hill was Vice President of Ultrasis Group Plc., a London-based provider of web-based and computer-delivered interactive behavioral healthcare products and associated services. From 1998 to 2001, Mr. Hill had been with ValueOptions, a national managed behavioral healthcare company, where he served in a number of executive roles, including President.
     Mr. Hill earned a Bachelor of Science degree in Psychology from Towson State University in Towson, Maryland, and attended the University of Maryland and Johns Hopkins University for graduate level education in Social Work and Health Administration.
     Mr. Hill will receive an annual salary of $205,000 and a car allowance of $250 per bi-weekly pay period. Upon approval of the Board of Directors, Mr. Hill will be granted 100,000 stock options on his start date of January 14, 2008. Of the initial 100,000 options, 50,000 will vest on the first anniversary of his start date and the remaining 50,000 will vest on the second anniversary of his start date. On his first anniversary date, Mr. Hill will receive an additional 50,000 options, one-half of which will vest six months after the grant date with the remainder vesting on the second anniversary of his start date. On the second anniversary date, he will be granted 50,000 options, half of which will vest six months after the grant date with the remainder vesting on the third anniversary of his start date. The exercise price of his awarded options will be the closing price of CompCare common stock on the grant date. Upon a change of control as defined by the Board of Directors, all awarded options will vest immediately.
     In addition, Mr. Hill will be eligible to earn an annual performance based incentive bonus of up to 150% of his base salary for the achievement of CompCare’s financial objectives and the achievement of individual non-financial objectives, as defined by the Board of Directors. To assist with his permanent relocation, Mr. Hill will also be eligible to receive a reimbursement of his relocation expenses of up to $50,000. The term of Mr. Hill’s employment agreement is 36 months with severance protection for no less than eight months, plus one month for every year of service, for a maximum of 12 months.
Item 7.01. Regulation FD Disclosure.
     On January 9, 2007, we issued the press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

     Except as required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward looking statements are based.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated January 9, 2008.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include, but are not limited to, changes in local, regional, and national economic and political conditions, the effect of governmental regulation, competitive market conditions, varying trends in member utilization, our ability to manage healthcare operating expenses, our ability to achieve expected results from new business, the profitability of our capitated contracts, cost of care, seasonality, the Company’s ability to obtain additional financing, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis

	Name:	Robert J. Landis
	Title:	Chairman of the Board, Chief Financial Officer and Treasurer
Date: January 9, 2008

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